Exhibit 99.1

Jupiter Acquisition Corporation Announces Mutually Agreed Termination of Business Combination Agreement With Filament Health Corp., Cancellation of Special Meeting of Stockholders and Redemption of Public Shares

Hobe Sound, FL, December 19, 2023 – Jupiter Acquisition Corporation (NASDAQ:JAQC) (“Jupiter”) today announced the mutually agreed termination of the previously announced business combination agreement with Filament Health Corp. (the “Business Combination Agreement”). The special meeting of stockholders of Jupiter scheduled to reconvene on Thursday, December 28, 2023, at 12:00 p.m. Eastern Time, at which stockholders of Jupiter were to be asked to vote to approve the Business Combination Agreement and the business combination contemplated thereby, among other related matters, has been cancelled.

Jupiter will redeem all of the outstanding shares of its Class A common stock issued as part of the units sold in Jupiter’s initial public offering (the “IPO”, and such shares, the “public shares”), effective as of the close of business on December 26, 2023 (the “Redemption Date”), because Jupiter’s board of directors (the “Board”) has determined that Jupiter will not be able to consummate an initial business combination within the time period set forth in Jupiter’s amended and restated certificate of incorporation, as amended (the “Charter”).

As permitted under the Charter, the Board has set December 19, 2023 as the termination date following which Jupiter will, in accordance with the Charter, (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter subject to lawfully available funds therefor, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account not previously released to Jupiter to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then outstanding public shares, which redemption will completely extinguish rights of the public stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Board in accordance with applicable law, dissolve and liquidate, subject in each case to Jupiter’s obligations under the General Corporation Law of the State of Delaware to provide for claims of creditors and the requirements of other applicable law.

The per-share redemption price for the public shares is expected to be approximately $10.34 (as finally determined, the “Redemption Amount”). In accordance with the terms of the related trust agreement and the Charter, Jupiter expects to retain interest earned on the funds deposited in the trust account to pay its tax obligations, if any, and $100,000 of dissolution expenses.

As of the close of business on the Redemption Date, assuming that a sum sufficient to redeem the public shares has been irrevocably deposited or set aside to pay the Redemption Amount for each public share, the public shares will be deemed to no longer be outstanding and will represent only the right to receive the Redemption Amount for each such public share.

The Redemption Amount will be payable to the holders of the public shares upon presentation of their respective stock or unit certificates or other delivery of their shares or units to Jupiter’s transfer agent, Continental Stock Transfer & Trust Company. Beneficial owners of public shares held in “street name,” however, will not need to take any action in order to receive the Redemption Amount.

Jupiter’s initial stockholders have agreed to waive their redemption rights with respect to the outstanding shares of Class A common stock (i) issued upon conversion of the shares of Class B common stock issued prior to the IPO and (ii) underlying the private placement units issued in connection with the IPO. There will be no redemption rights or liquidating distributions with respect to Jupiter’s warrants, which will expire worthless.

Jupiter expects that the last day of trading of its units, Class A common stock and warrants on The Nasdaq Stock Market LLC (“Nasdaq”) will be on or about December 26, 2023, following which Jupiter expects that Nasdaq will file a Form 25 with the U.S. Securities and Exchange Commission (the “SEC”) to delist Jupiter’s units, Class A common stock and warrants. Jupiter thereafter expects to file a Form 15 with the SEC to terminate the registration of its securities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

About Jupiter Acquisition Corporation

Jupiter is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Certain of these forward-looking statements can be identified by the use of words such as “believes,” “expects,” “intends,” “plans,” “estimates,” “assumes,” “may,” “should,” “will,” “seeks,” or other similar expressions. Such statements may include, but are not limited to, statements regarding the expected Redemption Amount, timing for redemptions, suspension of trading of Jupiter’s securities on Nasdaq, delisting of Jupiter’s securities by Nasdaq and termination of the registration of Jupiter’s securities under the Exchange Act. These statements are based on current expectations on the date of this press release and involve a number of risks and uncertainties that may cause actual results to differ significantly, including those risks set forth in Jupiter’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other documents filed with the SEC. Copies of such filings are available on the SEC’s website at www.sec.gov. Jupiter does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise. Readers are cautioned not to put undue reliance on forward-looking statements.

Contacts

James N. Hauslein, Chairman and Chief Executive Officer

212-207-8884